UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2014

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1069 State Route 46 East
Batesville, Indiana	47006-8835
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 934-7777

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

See Item 5.02 below.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven J. Strobel has agreed to become Senior Vice President and Chief Financial Officer of Hill-Rom Holdings, Inc. (“Hill-Rom”).  Mr. Strobel, 56, will join Hill-Rom on November 3, 2014, as Senior Vice President, and will assume the position of Chief Financial Officer on December 1, 2014.  Before joining Hill-Rom, Mr. Strobel was Chief Financial Officer of BlueStar Energy, an independent retail energy services company from 2009 to 2012.  Prior to BlueStar, he served as Treasurer and Corporate Controller at Motorola, and in the same positions at Owens Corning.  Before that, he worked at Kraft Foods and American Hospital Supply Corporation.  Most recently, Mr. Strobel was President of McGough Road Advisors, a corporate finance consulting firm, from 2012 to present.  Mr. Strobel serves on the Board of Directors of Newell Rubbermaid Inc., where he chairs the Audit Committee.

In connection with the appointment of Mr. Strobel, Hill-Rom and Mr. Strobel entered into an employment agreement, dated October 23, 2014, and will enter into a change in control agreement, a limited recapture agreement and an indemnity agreement on his first day of employment.  Each agreement is filed or incorporated by reference as an exhibit to this report.

Mr. Strobel’s initial annual salary will be $475,000, and he will be eligible to participate in Hill-Rom’s Short Term and Long Term Incentive Compensation Plans, at a level equal to 75% and 225%, respectively, of his annual salary.  His initial LTI grant will be made on the same terms as Hill-Rom’s other executive officers.

If Mr. Strobel’s employment is terminated without cause, or if Mr. Strobel terminates his employment for good reason, Hill-Rom is required to pay severance equal to twelve months of base salary.  The employment agreement also contains a limited twenty-four month non-competition and non-solicitation agreement.  Mr. Strobel will also be eligible for other benefits that are commonly found in executive employment agreements.

Mr. Strobel will also be party to Hill-Rom’s standard indemnity agreement (which obligates Hill-Rom to indemnify Mr. Strobel to the full extent permitted by the laws of the State of Indiana), Hill-Rom’s limited recapture agreement (which provides for the recapture of performance-based compensation and trading profits in the event of misconduct by Mr. Strobel that leads to a material restatement of Hill-Rom’s financial statements), and Hill-Rom’s standard form of change in control agreement (which provides for the payment of benefits, including two years’ salary, in connection with termination upon a change of control).

1

Mr. Strobel will replace Michael Macek, Vice President, Treasurer and Interim Chief Financial Officer as the Company’s principal financial officer when he assumes the role of Chief Financial Officer on December 1, 2014.  Mr. Macek will remain with the Company as Vice President and Treasurer.

Item 7.01 Regulation FD Disclosure.

Hill-Rom Holdings, Inc. issued a press release, dated October 27, 2014, which is attached hereto as Exhibit 99.1. This item is furnished, not filed, pursuant to Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Exhibit

10.1	Employment Agreement between Hill-Rom Holdings, Inc. and Steven J. Strobel.

10.2
Form of Limited Recapture Agreement between Hill-Rom Holdings, Inc. and certain executive officers (Incorporated herein by reference to Exhibit 10.34 filed with the Company’s Form 10-K for the year ended September 30, 2013).

10.3
Form of Indemnity Agreement between Hill-Rom Holdings, Inc. and certain executive officers (Incorporated herein by reference to Exhibit 10.9 filed with the Company’s Form 10-K for the year ended September 30, 2003).

10.4
Form of Change in Control Agreement between Hill-Rom Holdings and certain executive officers (Incorporated herein by reference to Exhibit 10.58 filed with the Company’s Form 10-K dated November 17, 2010).

99.1	Press Release by Hill-Rom Holdings, Inc., dated October 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: October 27, 2014	BY:	/S/ Susan Lichtenstein
Susan Lichtenstein
Senior Vice President of
Corporate Affairs,
Chief Legal Officer and
Secretary